Exhibit 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS ANNOUNCES
APPOINTMENT OF ROBERT A. INGRAM AND
RESIGNATION OF WILLIAM M. WELLS AS CHAIRMAN
     Mississauga, Ontario, December 13, 2010 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today announced that Robert A. Ingram, Valeant’s lead independent director, was appointed as Chairman of the Board of Directors, replacing William M. Wells, who has resigned from the Board to pursue other interests.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
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